UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2018

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

Two North Riverside Plaza, Suite 1300 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2018, FreightCar America, Inc. (the “Company”), through its wholly owned subsidiary, FreightCar Alabama, LLC (“FreightCar Alabama”), acquired substantially all of the operating assets of Navistar, Inc. (“Navistar”) and its wholly owned subsidiary, International Truck and Engine Investments Corporation (“International Truck” and, together with Navistar, the “Sellers”), at Navistar’s facility in Cherokee, Alabama (the “Facility”), including the Sellers’ railcar business, and assumed the lease for the Facility (the “Acquisition”) pursuant to the Asset Purchase Agreement (the “Purchase Agreement”), dated February 26, 2018, by and among FreightCar Alabama and the Sellers. The purchase price payable by FreightCar Alabama for the Acquisition was $17,264,284 in cash, plus the value of the inventory acquired at closing, which was estimated at $3,510,000 and is subject to a post-closing adjustment as provided in the Purchase Agreement. The amount of the purchase price payable by FreightCar Alabama at closing was offset by $24,130,000 payable by the Sellers to FreightCar Alabama in respect of future rent payments under the Lease (as defined below), and certain other closing payments provided for under the Purchase Agreement, resulting in a net payment by the Sellers to FreightCar Alabama at closing of approximately $2.76 million.

Also on February 28, 2018, as a condition to the closing of the Acquisition, the Company, through FreightCar Alabama, and Navistar entered into an Assignment and Assumption of Lease (the “Assignment and Assumption”) pursuant to which FreightCar Alabama assumed from Navistar, and Navistar assigned to FreightCar Alabama, the Industrial Facility Lease, dated as of September 29, 2011, by and between Teachers’ Retirement Systems of Alabama and the Employees’ Retirement System of Alabama, as landlord (collectively, the “Landlord”), and Navistar, as tenant (as amended, the “Lease”), for the Facility. The Facility consists of approximately 700 acres of land and an approximately 2,150,000-square-foot manufacturing facility. The initial term of the Lease expires on December 31, 2021 and FreightCar Alabama may extend the term of the Lease for an additional 120 months by giving notice thereof to the Landlord. The Lease includes customary representations, warranties and covenants of the parties and events of default. In addition, pursuant to the Assignment and Assumption, the parties terminated the sublease pursuant to which FreightCar Alabama has subleased from Navistar a portion of the Facility since February 2013. The Company will guaranty the obligations of FreightCar Alabama under the Lease.

The foregoing descriptions of the Lease and the Assignment and Assumption do not purport to be complete and are qualified in their entirety by reference to the Lease and the Assignment and Assumption to be filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2018.

Item 1.02	Termination of a Material Definitive Agreement.

The information provided under Item 1.01 above is incorporated herein by reference to the extent applicable.

Section 2 – Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided under Item 1.01 above is incorporated herein by reference to the extent applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: February 28, 2018	By:	/s/ Matthew S. Kohnke
		Name:	Matthew S. Kohnke
		Title:	Vice President, Finance, Chief Financial Officer and Treasurer